As filed with the Securities and Exchange Commission on October 13, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Charah Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	82-4228671
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12601 Plantside Dr. Louisville, KY	40299
(Address of Principal Executive Offices)	(Zip Code)

Charah Solutions, Inc.
2018 Omnibus Incentive Plan
(Full title of the plan)

Scott A. Sewell
President and Chief Executive Officer
12601 Plantside Dr.
Louisville, KY 40299
(Name and address of agent for service)

(502) 245-1353
(Telephone number, including area code, of agent for service)

Copies to:
James A. Giesel Nicole Karr Frost Brown Todd LLC 400 W. Market St., 32nd Floor Louisville, KY 40202 (502) 568-0307	Steve Brehm General Counsel 12601 Plantside Drive Louisville, Kentucky 40229 (502) 815-5062

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller Reporting Company	☒

Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, par value $0.01 per share	2,000,000 (2)	$4.56	$9,120,000	$845.43

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Form S-8 Registration Statement (the “Registration Statement”) also covers any additional shares of Common Stock as may become issuable pursuant to the adjustment provisions of the Charah Solutions, Inc. 2018 Omnibus Incentive Plan, as amended from time to time (the “Plan”).

(2)	Represents shares of common stock, par value $0.01 per share (the “Common Stock”), of Charah Solutions, Inc. (the “Registrant”) reserved for issuance under the Plan, as amended.
(3)
Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act. The price for the Common Stock being registered hereby is based on a price of $4.56 per share, which is the average of the high and low prices per share of Common Stock as reported on the New York Stock Exchange on October 6, 2021.

EXPLANATORY NOTE

On June 9, 2021, at the 2021 Annual Meeting of Stockholders of Charah Solutions, Inc. (the “Registrant”), the Registrant’s stockholders approved an amendment (the “Amendment”) to the Charah Solutions, Inc. 2018 Omnibus Incentive Plan. The Amendment increased the number of shares authorized for issuance pursuant to awards under the 2018 Omnibus Incentive Plan by 2,000,000 shares of common stock, par value $0.01 per share, for a total number of 5,006,582 shares authorized. Pursuant to General Instruction E of Form S-8, this Registration Statement registers the offer and sale of such additional common shares, which shares are of the same class of securities as the common shares previously issuable under the 2018 Omnibus Incentive Plan. The Registration Statement filed on Form S-8 by the Registrant with the Securities and Exchange Commission on June 19, 2018 (File No. 333-225717) is hereby incorporated by reference, except as supplemented by the information set forth below.

PART II.
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents have been filed by the Registrant with the Commission and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (“SEC”) on March 24, 2021;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2021 filed with the SEC on May 12, 2021 and June 30, 2021, filed with the SEC on August 9, 2021;

(c) The Registrant’s Current Reports on Form 8-K filed with the SEC on March 22, 2021, as amended on March 23, 2021, April 29, 2021, June 16, 2021, July 29, 2021, August 9, 2021, August 23, 2021 and August 26, 2021 (other than the portions of those documents deemed furnished and not filed).

(d) The section entitled “Description of Registrant’s Securities to be Registered” contained in the Registrant’s Registration Statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act, on June 11, 2018 including any amendment or report filed for the purpose of updating such description, including, without limitation, Exhibit 4.1 to the Form 10-K for the year ended December 31, 2019 filed with the SEC on March 27, 2020.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Charah Solutions, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed June 22, 2018 (File No. 001-38523)).

4.2	Amended and Restated Bylaws of Charah Solutions, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed June 22, 2018 (File No. 001-38523)).

4.3	Charah Solutions, Inc. 2018 Omnibus Incentive Plan (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-8 filed June 19, 2018 (File No. 333-225717)).

4.4	First Amendment to the Charah Solutions, Inc. 2018 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed June 16, 2021 (File No. 001-38523)).

*5.1	Opinion of Frost Brown Todd LLC as to the legality of the securities being registered.

*23.1	Consent of Deloitte & Touche LLP.

*23.2	Consent of Frost Brown Todd LLC (included as part of Exhibit 5.1 hereto).

*24.1	Power of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Kentucky on October 13, 2021.

CHARAH SOLUTIONS, INC.

By:	/s/ Scott A. Sewell
Name:	Scott A. Sewell
Title:	President, Chief Executive Officer and Director

Each of the undersigned directors and officers of Charah Solutions, Inc., hereby appoint Scott A. Sewell, Roger D. Shannon and Steven A. Brehm, or any of them, his or her attorney-in-fact, with full power of substitution and resubstitution for such person in any and all capacities, to sign any amendments to this report and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that either of said attorney-in-fact, or substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/ Scott A. Sewell	President & Chief Executive Officer, Director (Principal Executive Officer)	October 13, 2021
Scott A. Sewell

/s/ Roger D. Shannon	Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	October 13, 2021
Roger D. Shannon

/s/ Jack A. Blossman, Jr.	Director	October 13, 2021
Jack A. Blossman, Jr.

/s/ Mignon L. Clyburn	Director	October 13, 2021
Mignon L. Clyburn

/s/ Timothy J. Poché	Director	October 13, 2021
Timothy J. Poché

/s/ Robert C. Flexon	Director	October 13, 2021
Robert C. Flexon

/s/ Mark D. Spender	Director	October 13, 2021
Mark D. Spender

/s/ Dennis T. Whalen	Director	October 13, 2021
Dennis T. Whalen

/s/ Timothy A. Simon	Director	October 13, 2021
Timothy A. Simon

/s/ Kenneth Young	Director	October 13, 2021
Kenneth Young